EXHIBIT 99.1

AcXess Mourns Passing of Anthony Zalenski, Names New CEO and Chairman

Board of Directors Names Philip Ellett as CEO and Traver Gruen-Kennedy as Chairman

BOCA RATON, Fla.--(BUSINESS WIRE)--AcXess, Inc. (Other OTC: INIV.PK - News) announced today that Anthony Zalenski, chairman and CEO of the company, died unexpectedly on Saturday, December 9. The AcXess Board of Directors named Philip Ellett, former president of the Americas for Ingram Micro, as CEO and new member of the board. Current board member Traver Gruen-Kennedy, Vice President of DayJet orporation and former Chief Strategist at Citrix Systems, was named Chairman.

"It is with great sadness that I announce that Tony Zalenski, our chairman, CEO and close friend, died on Saturday. Tony was an exceptional man who brought tremendous leadership and passion to his job. Our entire company mourns this loss," said Tom Elowson, president and co-founder of AcXess. Zalenski, who founded AcXess with Elowson, was 63 years old.

Zalenski, a recognized visionary in the technology industry, had a long and successful career. He managed startups, led turnarounds and held executive positions with Fortune 100 companies. Prior to AcXess, Zalenski served as president of Casi-Rusco, a wholly owned subsidiary of Interlogix; chairman, CEO and president of SoftMountain, an enterprise software startup company; and president and CEO of Boca Research. At Boca Research, Zalenski strategically repositioned the company to address the emerging Internet appliance market and grew annual sales from $40 million to $150 million. Previously, Zalenski served as corporate vice president and COO of Motorola UDS/ISG. Prior to Motorola, he was a founding member of Isacomm, a telecommunications startup, subsequently purchased by US Sprint.

Philip Ellett, who replaces Zalenski as CEO, joined AcXess as an executive consultant in September 2006 and was an advisor to Zalenski. In addition to being named CEO, Ellett was also elected to the AcXess Board of Directors. Ellett has more than 30 years of experience in high tech business and has held sales, marketing and executive management positions in North America and Europe. As president of the Americas for Ingram Micro, the world's largest computer products distributor, Ellett was responsible for an operation that generated more than $20 billion in annual revenue. Prior to that, he led Ingram Micro's European, Middle East and African operations. During his stay in Europe, Ellett commenced and completed strategic acquisitions in Germany, Netherlands, Finland and Sweden and brought about an increase of over 90% in year-over-year operating profit.

New CEO Philip Ellett said, "One of Tony's greatest legacies is the AcXess board of directors and unparalleled senior management team he assembled for the company. We will honor him by continuing to grow AcXess as a company and to lead our industry. I had the pleasure of working closely with Tony, and I am proud to continue the work that he began."

The AcXess Board of Directors also named Traver Gruen-Kennedy as Chairman. Gruen-Kennedy, who is Vice President of DayJet Corporation, joined the AcXess board earlier this year, and has been instrumental in the development of the company since its inception. A global technology leader, Gruen-Kennedy is ranked by NetworkWorld as one of the "25 Most Powerful People in Networking," and the World Economic Forum named him a Technology Pioneer for his contributions to technology and to society. Prior to DayJet he served in a variety of business and corporate development roles ultimately serving as chief strategist at Citrix Systems for 8 years, where he played a significant role in the company's post-IPO growth to become the world's 15th largest software company.

About AcXess, Inc.

AcXess, a wholly owned subsidiary of Innovative Software Technologies, Inc., is the first company to make FORTUNE 100-class business continuity and resilient application solutions affordable for small and medium-sized enterprises. AcXess protects companies from loss of operations and revenue during virtually any emergency situation, and enables them to meet the continuity demands of customers, partners, shareholders and regulators. AcXess also delivers high availability managed services to organizations needing applications or product demonstrations on-demand. AcXess' "channel-first" partner model enables VARs to provide powerful BC solutions while creating significant recurring revenue. AcXess is headquartered in Boca Raton, Florida. For more information, visit http://www.acxess.com.

A profile for investors can be accessed at http://www.hawkassociates.com/inivprofile.aspx. Visit http://www.hawkassociates.com and http://www.americanmicrocaps.com for an online investor kit. For investor inquiries, contact Hawk Associates at (305) 451-1888 or info@hawkassociates.com.

Forward-Looking Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the risks associated with the effect of changing economic conditions, product market trends, variations in the company's cash flow, market acceptance risks, technical development risks, seasonality and other risk factors detailed in the company's Securities and Exchange Commission filings.

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